UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2026

Toppoint Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42471	92-2375560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Kenas Road, North Wales, PA	19454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 551-866-1320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TOPP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 8, 2026, Toppoint Holdings Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on August 7, 2026, the record date for the Annual Meeting, 24,700,000 shares of the Company’s common stock were outstanding and entitled to vote. A total of 15,712,711 shares were present by remote communication or represented by proxy at the Annual Meeting, representing approximately 63.61% of the shares entitled to vote and constituting a quorum.

The stockholders considered five proposals at the Annual Meeting, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2026, as supplemented by the Company’s definitive additional materials filed on August 24, 2026. The final voting results for each proposal are set forth below.

Proposal 1. The stockholders approved, at the discretion of the Company's Board of Directors (the “Board”), one or more reverse stock splits of the Company's issued and outstanding common stock, including common stock held by the Company as treasury shares, at any time prior to or on August 24, 2029, at a ratio ranging from 1-for-2 to 1-for-900, provided that the aggregate effect of all such reverse stock splits will not exceed 1-for-900, by the following vote:

For	Against	Abstain	Broker Non-Votes
15,657,330	55,377	4	0

Proposal 2. The stockholders approved the reincorporation of the Company from the State of Nevada to the State of Delaware by conversion pursuant to the Plan of Conversion by the following vote:

For	Against	Abstain	Broker Non-Votes
14,757,565	16,707	17	938,422

Proposal 3. The stockholders approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.0001 per share, from 300,000,000 to 1,000,000,000 shares by the following vote:

For	Against	Abstain	Broker Non-Votes
15,619,194	93,512	5	0

Proposal 4. The stockholders elected the five director nominees listed below to serve on the Board until the Company's 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Hok C Chan	14,770,898	3,391	938,422
Pei Zhang	14,770,862	3,427	938,422
Chung Ming Bruce Hui	14,770,867	3,422	938,422
Anthony Kwong	14,770,901	3,388	938,422
Christy Tarala	14,770,901	3,388	938,422

Upon the election and qualification of the foregoing nominees at the Annual Meeting, Jimmy M. Wong’s term as a director of the Company expired. Mr. Wong was not nominated for re-election.

Proposal 5. The stockholders approved the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there were insufficient votes to approve Proposals 1 through 4, by the following vote:

For	Against	Abstain	Broker Non-Votes
15,644,527	68,180	4	0

Although Proposal 5 was approved, adjournment of the Annual Meeting was not necessary because the stockholders approved Proposals 1 through 4. Stockholder approval of Proposals 2 and 3 did not, by itself, effect the reincorporation or the increase in the Company’s authorized shares. As of the date of this Current Report on Form 8-K, neither action has become effective. The Company intends to implement the reincorporation and the increase in authorized shares following completion of the applicable filings and procedures and will separately disclose their effectiveness.

No other matters were presented for stockholder approval at the Annual Meeting.

Item 8.01. Other Events.

In connection with the election of directors at the Annual Meeting, and effective upon such election on September 8, 2026, the Board of Directors confirmed the following membership and chairs of its standing committees.

Anthony Kwong, Chung Ming Bruce Hui and Christy Tarala, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NYSE American LLC’s rules, serve on the audit committee, with Anthony Kwong serving as the chairperson. The Board has determined that Anthony Kwong qualifies as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Anthony Kwong, Chung Ming Bruce Hui and Christy Tarala, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and NYSE American LLC’s rules, serve on the compensation committee, with Chung Ming Bruce Hui serving as the chairperson.

Anthony Kwong, Chung Ming Bruce Hui and Christy Tarala, each of whom satisfies the “independence” requirements of NYSE American LLC’s rules, serve on the nominating and corporate governance committee, with Chung Ming Bruce Hui serving as the chairperson.

There is no family relationship that exists between Ms. Tarala and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Ms. Tarala and any other persons pursuant to which she was elected to the Board and there are no related party transactions between the Company and Ms. Tarala that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2026	Toppoint Holdings Inc.

/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

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